EXHIBIT 21
                            ALEXANDER & BALDWIN, INC.
                      SUBSIDIARIES AS OF FEBRUARY 28, 1997


                                                  State or Other
                                                Jurisdiction Under
Name of Subsidiary                               Which Organized
------------------                              ------------------


A&B-Hawaii, Inc.                                      Hawaii
   Subsidiaries:
      A & B Development Company (California)          California
      A & B Properties, Inc.                          Hawaii
      California and Hawaiian Sugar
      Company, Inc.                                   Hawaii
      East Maui Irrigation Company, Limited           Hawaii
      Kahului Trucking & Storage, Inc.                Hawaii
      Kauai Commercial Company, Incorporated          Hawaii
      Kukui'ula Development Company, Inc.             Hawaii
      McBryde Sugar Company, Limited                  Hawaii
            Subsidiary: Island Coffee
                        Company, Inc.                 Hawaii
      South Shore Community Services, Inc.            Hawaii
      South Shore Resources, Inc.                     Hawaii
      WDCI, INC.                                      Hawaii

Matson Navigation Company, Inc.                       Hawaii
   Subsidiaries:
      Matson Intermodal System, Inc.                  Hawaii
      Matson Services Company, Inc.                   Hawaii
      Matson Terminals, Inc.                          Hawaii





NOTE: Certain A&B subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, have been omitted.